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                                                                   EXHIBIT 23.2


                                    CONSENT

     The undersigned, on behalf of MedProbe, Inc. ("MedProbe"), hereby consents to the use by Anthra Pharmaceuticals, Inc. of certain disease incidence information of MedProbe in a registration statement filed or to be filed with the Securities and Exchange Commission.


                                        MEDPROBE, INC.

                                        By:  /s/ Mitchell Gersovitz
                                           ---------------------------
                                        Name: Mitchell Gersovitz
                                        Title: CEO


                                        Date: May 20, 1998